UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2005
FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On July 28, 2005, Flowserve Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with Lewis M. Kling with respect to his appointment as President and Chief Executive Officer of the Company.
     Term. The Agreement provides that, subject to certain terms and conditions, Mr. Kling is employed by the Company as President and Chief Executive Officer beginning on August 1, 2005 (the “Effective Date”) and ending on July 31, 2008 (the “Employment Period”). Thereafter, the Agreement will automatically renew for one-year periods, unless either party gives notice of its intent not to renew the Agreement at least 90 days prior to the end of the then-current term.
     Base Salary. Under the Agreement, the Company will pay Mr. Kling a base salary of $850,000 per year, payable in accordance with the Company’s normal payroll practices. Mr. King’s base salary may be increased, but not decreased, at the discretion of the Board of Directors (the “Board”) and, at least once annually, shall be reviewed by the Organization & Compensation Committee of the Board of Directors (the “Organization & Compensation Committee”) with a recommendation on amount made to the full Board.
     Bonus. Mr. Kling will be eligible to receive an annual bonus based on the attainment of individual and Company performance targets established by the Compensation Committee. The target bonus is equal to 100% of his base salary with a bonus range from 0% to 200% of his base salary. None of this bonus is guaranteed.
     Stock Option/Restricted Stock Grants. On July 28, 2005, the Company granted Mr. Kling options to acquire up to 69,748 shares of the Company’s common stock at an exercise price equal to the fair market value of the shares on the date of grant. The options will vest ratably on each of the first three anniversaries of the date of grant, subject to Mr. Kling’s continued employment with the Company. The Company also granted Mr. King 40,800 shares of restricted common stock on July 28, 2005. The restrictions on these shares will lapse on the third anniversary of the date of grant, subject to Mr. Kling’s continued employment with the Company. Both grants occurred under the Company’s 2004 Stock Compensation Plan.
     Long-Term Incentive Compensation. Under the Agreement, Mr. Kling is also eligible to participate in any long-term incentive compensation plan on a basis determined by the Compensation Committee, but on terms no less favorable than those applicable to other senior executives of the Company. It is presently expected that the annual target value of the grants to Mr. Kling under the Company’s long-term incentive plan will equal approximately three (3) times his annual base salary, but in no event will be less than $2,550,000, with actual payment being unguaranteed and subject to attainment of applicable plan goals to be established by the Organization & Compensation Committee.
     Transition Security Plan. As of July 28, 2005, Mr. Kling’s participation in the Company’s transition security plan was terminated and no payments will be due to him under that plan. In lieu of Mr. Kling’s participation in the transition security plan, the Company is making a special one-time lump-sum payment to Mr. Kling of $520,000.

     Other Benefits. The Agreement provides that Mr. Kling will be entitled to (a) participation in any incentive compensation, savings, retirement, fringe benefit and perquisite programs and welfare benefit plans on a basis no less favorable than that applicable to other senior executives of the Company, (b) the vesting of 20% of any nonqualified pension benefit that is not yet then vested provided that Mr. Kling remains employed by the Company through July 31, 2008, (c) four weeks of paid vacation in accordance with the Company’s vacation policies, (d) reimbursement of business expenses and (e) reimbursement of certain relocation costs.
     Termination of Employment. The Company may terminate Mr. Kling’s employment with or without “Cause” (as such term is defined in the Agreement) and Mr. Kling may terminate his employment with the Company with or without “Good Reason” (as such term is defined in the Agreement). If, during the Employment Period, the Company terminates Mr. Kling’s employment other than for Cause, death or Disability (as such term is defined in the Agreement) or Mr. Kling terminates his employment for Good Reason and Mr. Kling has executed and not revoked a release of claims against the Company: (i) the Company will pay to Mr. Kling within 30 days after his employment terminates a lump-sum cash amount equal to the sum of (A) (I) the sum of his annual base salary at the time of termination and (II) the annual bonus earned by him for the bonus year preceding the year in which his employment terminates and (B) a pro-rata portion of the target bonus based on the number of days of service during the bonus year occurring prior to termination of employment; (ii) all stock-based awards held by Mr. Kling that have not yet vested or otherwise become unrestricted shall immediately become vested or otherwise unrestricted in full; (iii) the target payment under all dollar-denominated, performance-based long-term incentive compensation programs shall be paid to Mr. Kling in a lump sum in cash within 30 days; and (iv) Mr. Kling shall become fully vested in any nonqualified pension benefit that is not yet then vested. Also, provided that Mr. Kling has been continuously employed by the Company for three years (including service prior to the Effective Dates), Mr. Kling (or his current spouse, as the case may be) shall be entitled to purchase health benefit coverage for Mr. Kling and his current spouse substantially similar to that available under the Company’s health benefit programs at the cost to the Company of providing such coverage to its actively employed senior executives through, respectively, the period of Mr. Kling’s and his current spouse’s eligibility for coverage under Medicare.
     If Mr. Kling’s employment is terminated for Cause or Mr. Kling terminates his employment without Good Reason during the Employment Period, the Agreement will terminate without further obligations to Mr. Kling other than the Company’s indemnification obligation to Mr. Kling and the payment to Mr. Kling of the sum of (i) his annual base salary through the date his employment terminates, (ii) any payments that have become vested or that are otherwise due in accordance with the terms of any employee benefit, incentive, or compensation plan, and (iii) any reimbursable expenses incurred by Mr. Kling, in each case to the extent theretofore unpaid (collectively, the “Accrued Compensation”).
     If Mr. Kling’s employment is terminated by reason of his death or Disability during the Employment Period, the Agreement will terminate without further obligations to Mr. Kling or his legal representatives other than (i) the Company’s indemnification obligation to Mr. Kling, (ii) the payment of Accrued Compensation, (ii) all stock-based awards that have not yet vested or otherwise become unrestricted shall immediately become vested or otherwise unrestricted in full (iii) the target payment under all dollar-denominated, performance-based long-term incentive compensation programs will be paid to Mr. Kling (or his estate or beneficiary, as applicable) and (iv) Mr. Kling shall become fully vested in any nonqualified pension benefit that is not yet then vested.
     The above discussion of the Agreement is a summary description and is qualified in its entirety by the terms and conditions of the Agreement. For complete descriptions of the terms and conditions summarized in this current report on Form 8-K, reference the Agreement attached hereto as Exhibit 10.1 which is incorporated herein by reference.
Item 3.02 Unregistered Sales of Securities.
     As described in Item 1.01 of this Current Report on Form 8-K, on July 28, 2005, the Company granted Mr. Kling 40,800 shares of restricted common stock under its 2004 Stock Compensation Plan in connection with his appointment as President and Chief Executive Officer of the Company. The issuance of these securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended. At the time of the grant, Mr. Kling was the Chief Operating Officer of the Company, and the grant did not involve a public offering.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective with the appointment of Mr. Kling as President and Chief Executive Officer on August 1, 2005, Kevin E. Sheehan resigned his position as the Company’s Interim President and Chief Executive Officer. Mr. Sheehan will continue to serve as non-executive Chairman of the Board, but will no longer hold this position on an interim basis. On July 28, 2005, the Board also appointed Mr. Kling as a member of the Board, effective August 1, 2005.
     Mr. Kling, 60, has served as Chief Operating Officer of the Company since joining the Company in July 2004. From October 1997 until his retirement in January 2004, Mr. Kling served as Group President and Corporate Vice President and Officer of SPX Corp. (a provider of thermal equipment and services, flow technology, test and measurement solutions and industrial products and services).
     The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to Mr. Kling’s employment agreement is incorporated by reference herein.
Item 8.01. Other Events.
     On July 28, 2005, the Company issued a press release announcing Mr. Kling’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, entered into July 28, 2005, between Flowserve Corporation and Lewis Kling

Exhibit 99.1	Press release, issued by Flowserve Corporation on July 28, 2005
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: August 3, 2005	By:	/s/ Ronald F. Shuff

Ronald F. Shuff
Vice President, Secretary and General
Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, entered into July 28, 2005, between Flowserve Corporation and Lewis Kling

Exhibit 99.1	Press release, issued by Flowserve Corporation on July 28, 2005